Exhibit 99.1
Victory Energy Reports Full Year 2014 Results and Lucas Energy Business Combination Update

Victory Energy Corporation, (VYEY) ("Victory" or "the Company"), a Permian Basin focused oil and gas company, today announced financial and operating results for the twelve months ended December 31, 2014 and provided an update for the company's planned business combination with Lucas Energy (NYSE MKT: LEI) ("Lucas" ).
2014 Full Year Highlights and Subsequent Events:
The Business Combination with Lucas Energy

•	On February 4, 2014 the Company entered into a letter of intent and term sheet with Lucas for a proposed business combination.

•	On February 26, 2015 the Company entered into collaboration and funding agreements with Lucas valued at $12 million.

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Among other things, these agreements provide for the assignment of a 50% working interest in two high-grade Eagle Ford well bores, located in Karnes County, Texas in exchange for funding the drilling and completion of these two wells prior to the merger of the two companies.

•	Based on nearby EOG Resources and Marathon Oil well production volumes, production revenue from these combined wells will initially exceed $.5 million per month to the Company interest (assuming $50 a barrel oil) and add significant proved producing reserves to the combined 2015 company portfolio.

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The Company and Lucas are working collaboratively to file a registration statement on Form S-4 that will register the securities to be issued in connection with the merger and contain a joint proxy statement for the meetings of the shareholders of Victory and Lucas relating to the approval of the merger. Victory expects the merger to be consummated in the second half of 2015.

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The Company is currently engaged in conversations with separate third-party funding sources to provide additional capital for the acquisition of proved producing properties (cash-flow) and for the development of proven undeveloped well locations held by Lucas, that remain economically viable at today's NYMEX Strip prices.

Highlights

•	Cost of production (LOE) for fiscal 2014 decreased 6.4%

•	Sold interest in the Lightnin' property for approximately $4 million in cash and recorded a $2.2 million gain.

•	Research Coverage Initiated by See Thru Equity with a target price of $1.27

•	Upgraded our stock trading platform from the OTCQB to the more transparent and investor friendly OTCQX.

•	Upgraded and supplemented our staff including the hiring of a CFO to help guide the financial success of the company effective June 2, 2014.
"We made significant progress in the last two quarters of 2014 to deal with the new economic realities of the marketplace. The divestiture of the Lightnin' Property ($4.0 million in proceeds) just prior to the acceleration of the oil and gas price collapse allowed us to have the capital we needed to finish the year and ready ourselves for the future," said Kenny Hill, Victory Energy's CEO. "In early Q3 we began shifting our focus from drilling new wells towards acquisitions of proved producing properties. This shift exposed us early on to the economic valuation gap that was taking place between buyers and sellers and eventually led us to the opportunity to combine with Lucas Energy. By combining the two companies, we believe that we can collectively bring together approximately $36 million in PV-10 reserves at current prices, drill and complete two Eagle Ford wells before the merger is complete and increase combined company production revenue to over $.7 million by the third quarter of this year (assuming $50 a barrel oil). We believe that the combination with Lucas Energy will bring stability to the company and de-risk the opportunity for access to development and acquisition capital. We look forward to the consummation of the merger, which is conditioned upon, among other things, an up-listing to the NYSE MKT."
Revenues for fiscal 2014 decreased 5.5% year-over-year to $695,318 due primarily to the decrease in the average price received for oil and natural gas sales. Total net production was 38.6 BOE/D, up 6.0% from 36.4 BOE/D in fiscal 2013.
Cost of production (LOE) for fiscal 2014 was $190,207, a decrease of 6.4% from $203,132 in fiscal 2013. Net loss attributable to Victory Energy was $3,209,932 or $0.11 per share, for the twelve months ended December 31, 2014 compared to a loss of $1,686,627 and $0.06, respectively, in fiscal 2013. The weighted-average shares outstanding at December 31, 2014 were 28.5 million shares compared to 27.6 million at December 31, 2013.
General and administrative expenses were $2,687,405, up from $1,507,740 in fiscal 2013. General and administrative expenses increased because of business growth related expenses associated with our combined acquisition and divestiture of approximately $8 million in property transactions, an expansion in our investor relations and capital markets awareness efforts, additional legal and accounting costs associated with public company reporting requirements, transaction fees associated with the move from the OTCQB to the OTCQX stock trading platform and director/employee stock based compensation utilized for key employee acquisition and retention (all noncash).
Victory had approximately $2,941 of cash and $1.2 million of total assets at December 31, 2014. Total shareholders' deficit was $1.5 million at December 31, 2014. The company's cash on hand is a reflection of management's desire to only draw capital from its partner Navitus Energy Group and from the banking credit facility when needed for asset acquisitions or operations.
On February 20, 2014, Aurora Energy Partners, as borrower, closed a $25 million revolving credit facility with Texas Capital Bank. The credit facility includes a $1.45 million adjustable borrowing base, with the remainder available for acquisitions. The senior facility is secured by all the assets of Aurora Energy Partners, with pricing at prime plus 1%. Total debt outstanding at December 31, 2014 from its credit facility was $800,000.

Operational Updates

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Bootleg Canyon Property in Pecos County, Texas had two producing Ellenberger oil wells and one producing Connell gas well as of December 31, 2014; estimated ten remaining well locations on the property.

•	Adams-Baggett Property in Crockett County, Texas had nine wells where Victory Energy holds different working interest and net revenue interest.

•	Fairway Project in Howard County, Texas where Victory Energy acquired five producing wells and the related production.

•	Victory Energy continues to own a 1.5% working interest and 1.125% net revenue interest in the remaining 2,242 acres of the Clearwater Wolfberry Play in Howard County, Texas.
Outlook
Management's short-term focus is on completing the Lucas merger in the second half of 2015. We plan to work with Lucas and the operator to drill two Eagle Ford wells and bring them into production prior to the consummation of the merger. The two wells of focus are part of a four well proven undeveloped location and are expected to produce IRR's in the 30% range at current oil and gas prices. Additionally, we are evaluating the acquisition of proved producing assets as a vehicle to bring additional cash-flow and proved reserves to the combined company. Third-party funding sources have shown an interest in the drilling development and acquisitions, but financing has not yet been secured. Driving shareholder value is our focus. The Company leverages both internal capabilities and strategic industry relationships to acquire working interest positions in low-to-moderate risk oil and natural gas prospects.
In fiscal 2015, the company plans to:

1.	Complete its proposed business combination with Lucas Energy (NYSE MKT: LEI).

2.	Grow proved reserves and cash flow by focusing on the development and acquisition opportunities available.
About Victory Energy Corporation

Victory Energy Corporation (VYEY), is a public held, growth-oriented oil and gas exploration and production company based in Austin, Texas, with additional resources located in Midland, Texas. The company is focused on the acquisition and development of stacked multi-pay resource play opportunities in the Permian Basin that offer predictable outcomes and long-lived reserve characteristics. The company presently utilizes low-risk vertical well development, which offers repeatable and profitable outcomes. Current Company assets include interest in proven formations such as the Spraberry, Wolfcamp, Wolfberry, Mississippian, Cline and Fusselman formations. For additional information on the company, please visit www.vyey.com.
Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Also included among these forward-looking statements are any statements regarding the expected completion of the proposed business combination between Lucas and Victory, benefits and synergies of the proposed business combination, the timing of production under wells, Victory's ability to obtain funding for the Eagle Ford or other wells that are being transferred to Victory, future opportunities of the combined company, and any other statements regarding Victory's or Lucas' beliefs, plans, objectives, financial conditions, assumptions or future events. Although Victory believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks that may affect the proposed business combination and related proposed development of the Eagle Ford wells, including the satisfactory completion of due diligence by the parties, the ability of the parties to negotiate and enter into a definitive merger agreement and, if such an agreement is entered into, the satisfaction of the conditions contained in the definitive merger agreement, any delay or inability to obtain necessary approvals or consents from third parties, the ability of the parties to obtain financing for funding obligations, the inability of Lucas to maintain its listing on the NYSE MKT, the ability of the parties to realize the anticipated benefits from the proposed business transaction. Other risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, include, our ability to successfully complete pending acquisitions, integrate them with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays in connection with the acquisitions, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company's most recent Annual Report on Form 10-K and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Company's website at www.vyey.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Important Information
This communication is not a solicitation of a proxy from any stakeholder of Victory Energy Corporation or Lucas Energy, Inc. In connection with the proposed business combination of Victory Energy Corporation and Lucas Energy, Inc., Victory Energy Corporation and Lucas Energy, Inc. intend to file a registration statement containing a proxy statement/prospectus with the Securities and Exchange Commission. Prospective investors are urged to read the registration statement and the proxy statement/prospectus when filed as it will contain important information. Prospective investors may obtain free copies of the registration statement and the proxy statement/prospectus when filed, as well as other filings containing information about Victory Energy Corporation, without charge, at the SEC’s website (www.sec.gov). Copies of Victory Energy Corporation’s SEC filings may also be obtained from Victory Energy Corporation without charge at Victory Energy Corporation’s website (www.vyey.com) or by directing a request to Victory Energy Corporation at (512) 347-7300.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Victory Energy Corporation and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding Victory Energy Corporation’s directors and executive officers is available in Victory Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. Additional information regarding the interests of such potential participants will be included in the registration statement and proxy statement/prospectus to be filed with the SEC by Victory Energy Corporation and Lucas Energy, Inc. in connection with the proposed merger and in other relevant documents filed by Victory Energy Corporation with the SEC.
INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.